Exhibit 99.1

Contact:  Nancy Krejsa   (972) 595-5083

SIX FLAGS ANNOUNCES STRONG EARNINGS AND CASH FLOW FOR THE THIRD QUARTER 2010

Revenue rises 6 percent in the third quarter and Adjusted EBITDA hits $273 million for first nine months of the year

Dallas, TX — November 3, 2010 — Six Flags Entertainment Corporation (NYSE: SIX) announced today that its third quarter 2010 revenue of $475.6 million grew $25.7 million or 6 percent over the prior year third quarter, and that revenue for the nine months ended September 30, 2010 of $854.1 million increased $56.3 million or 7 percent. Adjusting prior year reporting for the Six Flags Great Escape Lodge and Indoor Waterpark (the “Lodge”), the results of which were consolidated beginning January 1, 2010 due to the adoption of new accounting rules(1), revenue grew $21.0 million or 5 percent in the third quarter and $44.7 million or 6 percent for the first nine months of 2010 driven primarily by increases in admission ticket pricing and sponsorship revenue. Earnings per diluted share for the third quarter 2010 were $4.85 and cash earnings per share(2) were $7.83. Since the company emerged from Chapter 11 on April 30, 2010 with a new capital structure, the prior year third quarter earnings per diluted share and cash earnings per share are not comparable.

“Our strong revenue growth, improved profitability and solid cash flow are directly attributable to a stable industry, disciplined execution of our strategy and an experienced management team,” said Jim Reid-Anderson, Chairman, President and CEO, Six Flags. “We are well positioned to continue delivering fun-filled, exciting experiences for our guests and long-term value for our shareholders.”

Adjusted EBITDA(3) grew 15 percent or $30.8 million in the third quarter to $238.5 million, and grew 34 percent for the first nine months of the year to $273.2 million as a result of stronger revenue performance and lower cash operating costs.

Cash operating expenses declined $7 million in the third quarter and $13 million for the first nine months, as compared to the prior year. After adjusting for consistent reporting for the Lodge in 2009 and 2010, cash operating expenses decreased $10 million or 4 percent in the third quarter and $22 million or 4 percent on a year-to-date basis, primarily from lower marketing costs and headcount reductions.

As a result of the higher revenue growth and effective cost management, Free Cash Flow(4) was $215.9 million for the third quarter and $150.6 million for the first nine months of the year representing a 15 percent and 190 percent increase, respectively.

On September 24, 2010, the company announced it had received a $41 million cash distribution with respect to its equity investment in dick clark productions. The $41 million is not included in Free Cash Flow. The company continues to retain its existing equity ownership position in dick clark productions.

Attendance for the third quarter of 11.7 million was flat with the prior year, and for the first nine months of 2010 grew 3 percent to 21.2 million. Per capita guest spending in the third quarter of $38.90 increased $1.71 or nearly 5 percent, and increased more than 2 percent for the first nine months of the year. The increase for the third quarter resulted from improved yield on both season pass and single-day ticket pricing, along with an increase in in-park sales.

The company incurred $15 million of restructuring costs in the third quarter related to severance and other costs associated with changes in senior management and personnel reductions.

Net Debt(5) at September 30, 2010 was $763 million compared to $2,242 million at December 31, 2009.

Conference Call

The company will host a conference call today at 8:00 a.m. Central Daylight Time (CDT) to discuss its third quarter 2010 financial results. The teleconference can be accessed live by dialing 1-800-206-9725 in the United States and 1-763-416-8838 from outside the United States and requesting conference ID # 18366517 or the Six Flags Earnings Call. To hear a replay of the call, dial 1-800-642-1687 or 1-706-645-9291 through November 24, 2010. The call is also available via webcast on the investor relations section of the company’s Web site at www.sixflags.com/investors.

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Investor Meeting

The company will host an Investor Meeting on November 4, 2010 from 9:00 a.m. to 11:00 a.m. Eastern Daylight Time (EDT) at the Waldorf=Astoria, Empire Room in New York, NY. Interested parties are welcome to attend the meeting in person or listen via webcast from the investor relations section of the company’s Web site at www.sixflags.com/investors. A copy of the company’s Investor Meeting presentation will also be posted on the company’s Web site.

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation is a leading operator of regional theme parks with 19 parks across the United States, Mexico and Canada. Six Flags Over Texas, the company’s flagship location, was founded in 1961 and will mark its 50th anniversary season in 2011.

Fresh Start Accounting

In connection with the company’s emergence from Chapter 11 on April 30, 2010, and the application of fresh start reporting upon emergence in accordance with ASC Topic 852, “Reorganizations,” the results for the five-month period ended September 30, 2010 (the company is referred to during such period as the “Successor”) and the results for the four-month period ended April 30, 2010 (the company is referred to during such period as the “Predecessor”) are presented separately. This presentation is required by United States generally accepted accounting principles (“GAAP”), as the Successor is considered to be a new entity for financial reporting purposes, and the results of the Successor reflect the application of fresh start reporting. Accordingly, the company’s financial statements after April 30, 2010, are not comparable to its financial statements for any period prior to its emergence from Chapter 11. For illustrative purposes in this earnings release, the company has combined the Successor and Predecessor results to derive combined results for the nine-month period ended September 30, 2010. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh start reporting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor are not comparable to those of the Predecessor. The financial information accompanying this earnings release provides the Successor and the Predecessor GAAP results for the applicable periods, along with the combined results described above. The company believes that subject to consideration of the impact of fresh start reporting, the combined results provide meaningful information about revenues and costs, which would not be available if the current year periods were not combined to accommodate analysis.

Forward Looking Statements

The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among

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others, the potential adverse impact of the Chapter 11 filing on the company’s operations, management and employees; customer response to the Chapter 11 filing; and the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission (“SEC”). In addition, important factors, including factors impacting attendance, local conditions, events, disturbances and terrorist activities, risk of accidents occurring at the company’s parks, adverse weather conditions, general financial and credit market conditions, economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from the company’s expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2009, its Quarterly Report for the quarter ended June 30, 2010, and its other filings and submissions with the SEC, each of which are available free of charge on the company’s Web site www.sixflags.com/investors.

(1)

Consolidation was required beginning January 1, 2010 pursuant to the Financial Accounting Standards Board Accounting Standards Codification Topic 810, Consolidation. Reported results for 2009 have not been adjusted to reflect the consolidation of the Lodge.

(2)

“Cash earnings per share”, which is defined as Free Cash Flow divided by the weighted average shares outstanding, is not a U.S. GAAP defined measure. The company believes this measure provides meaningful profitability metrics, given current accumulated tax loss carryforwards and the net depreciations/amortization impacts relating to the revaluation of assets in connection with the company’s emergence from Chapter 11.

(3)	See the following financial statements and Note 3 to those financial statements for a discussion of Adjusted EBITDA and its reconciliation to net income (loss).
(4)	See Note 5 to the following financial statements for a discussion and definition of Free Cash Flow.
(5)	Net Debt represents total long-term debt, including current portion, less cash and cash equivalents.

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Six Flags Entertainment Corporation

(In Thousands, Except Per Share Amounts)

Statements of Operations Data (1)

	Three Months Ended
	September 30,
	2010	2009
	Successor	Predecessor

Revenue	$475,587	$449,930

Costs and expenses (excluding depreciation, amortization, stock-based compensation and loss on disposal of assets)	220,008	227,345
Depreciation	39,419	35,923
Amortization	4,512	229
Stock-based compensation	5,221	521
Loss (gain) on disposal of assets	5,342	(723)
Interest expense (net)	20,413	16,061
Equity in (income) loss from operations of partnerships	721	(1,521)
Net loss on debt extinguishment	957	—
Other expense, net	129	148
Restructure costs	14,990	—

Income from continuing operations before reorganization items, income taxes and discontinued operations	163,875	171,947

Reorganization items, net	3,993	7,038

Income from continuing operations before income taxes and discontinued operations	159,882	164,909
Income tax expense	8,034	8,378

Income from continuing operations before discontinued operations	151,848	156,531

Income from discontinued operations	156	4,345

Net income	$152,004	$160,876

Less: Net income attributable to noncontrolling interests	(18,143)	(17,536)

Net income attributable to Six Flags Entertainment Corporation	$133,861	$143,340

Net income applicable to Six Flags Entertainment Corporation common stockholders	$133,861	$137,927

Per share - basic:
Income from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$4.84	$1.37
Income from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$0.01	$0.04

Net income applicable to Six Flags Entertainment Corporation common stockholders	$4.85	$1.41

Per share - diluted:
Income from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$4.84	$0.93
Income from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$0.01	$0.03

Net income applicable to Six Flags Entertainment Corporation common stockholders	$4.85	$0.96

Six Flags Entertainment Corporation

(In Thousands, Except Per Share Amounts)

Statements of Operations Data (1)

	Four Months Ended	Five Months Ended	Nine Months Ended
	April 30,	September 30,	September 30,
	2010	2010	2010	2009
	Predecessor	Successor	Combined	Predecessor

Revenue	$128,077	$726,023	$854,100	$797,813

Costs and expenses (excluding depreciation, amortization, stock-based compensation and loss on disposal of assets)	174,658	377,353	552,011	565,179
Depreciation	45,373	66,508	111,881	104,136
Amortization	302	7,523	7,825	687
Stock-based compensation	718	5,221	5,939	1,962
Loss on disposal of assets	1,923	5,466	7,389	5,455
Interest expense (net)	74,134	34,488	108,622	90,518
Equity in (income) loss from operations of partnerships	(594)	1,029	435	(2,170)
Net loss on debt extinguishment	—	957	957	—
Other (income) expense, net	(802)	1,322	520	18,092
Restructure costs	—	31,462	31,462	—

Income (loss) from continuing operations before reorganization items, income taxes and discontinued operations	(167,635)	194,694	27,059	13,954

Reorganization items, net	(767,445)	4,970	(762,475)	85,763

Income (loss) from continuing operations before income taxes and discontinued operations	599,810	189,724	789,534	(71,809)
Income tax expense	60,620	8,543	69,163	5,214

Income (loss) from continuing operations before discontinued operations	539,190	181,181	720,371	(77,023)

Income (loss) from discontinued operations	9,759	(615)	9,144	(1,543)

Net income (loss)	$548,949	180,566	$729,515	$(78,566)

Less: Net income attributable to noncontrolling interests	(76)	(35,679)	(35,755)	(35,072)

Net income (loss) attributable to Six Flags Entertainment Corporation	$548,873	$144,887	$693,760	$(113,638)

Net income (loss) applicable to Six Flags Entertainment Corporation common stockholders	$548,873	$144,887	$693,760	$(129,980)

Per share - basic and diluted:
Income (loss) from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$5.50	$5.29		$(1.32)
Income (loss) from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$0.10	$(0.02)		$(0.01)

Net income (loss) applicable to Six Flags Entertainment Corporation common stockholders	$5.60	$5.27		$(1.33)

Balance Sheet Data

(In Thousands)

Balance Sheet Data

	April 30, 2010	September 30, 2010	December 31, 2009

Cash and cash equivalents (excluding restricted cash)	$54,510	$255,398	$164,830
Total assets	2,757,838	2,861,121	2,907,652

Current portion of long-term debt	34,677	33,223	439,826
Long-term debt (excluding current portion)	1,009,233	984,715	1,966,754

Redeemable noncontrolling interests	446,449	459,430	355,933
Mandatory redeemable preferred stock	—	—	306,650

Total stockholders’ equity / (deficit)	811,010	961,420	(584,174)

	Three Months Ended
	September 30,
	2010	2009
	Successor	Predecessor

Other Data:
Adjusted EBITDA (3)	$238,509	$207,733
Modified EBITDA (3)	$256,131	$222,585
Modified EBITDA Margin	54%	49%
Weighted average shares outstanding - basic	27,585	97,864
Weighted average shares outstanding - diluted	27,585	148,747
Net cash provided by operating activities before reorganization activities	$184,069	$164,161

	Four Months Ended	Five Months Ended	Nine Months Ended
	April 30,	September 30,	September 30,
	2010	2010	2010	2009
	Predecessor	Successor	Combined	Predecessor

Other Data:
Adjusted EBITDA (3)	$(43,836)	$317,077	$273,241	$204,632
Modified EBITDA (3)	$(46,581)	$351,804	$305,223	$232,634
Modified EBITDA Margin	-36%	48%	36%	29%
Weighted average shares outstanding - basic and diluted	98,054	27,516	N/A	97,607
Net cash provided by (used in) operating activities before reorganization activities	$(145,595)	$301,915	$156,320	$136,301

The following table sets forth a reconciliation of net income (loss) to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Three Months Ended
	September 30,
	2010	2009
	Successor	Predecessor

Net income	$152,004	$160,876
Income from discontinued operations	(156)	(4,345)
Income tax expense	8,034	8,378
Restructure costs	14,990	—
Reorganization items, net	3,993	7,038
Other expense, net	129	148
Net loss on debt extinguishment	957	—
Equity in (income) loss from operations of partnerships	721	(1,521)
Interest expense (net)	20,413	16,061
Loss (gain) on disposal of assets	5,342	(723)
Amortization	4,512	229
Depreciation	39,419	35,923
Stock-based compensation	5,221	521
Impact of Fresh Start valuation adjustments (2)	552	—

Modified EBITDA (3)	256,131	222,585
Third party interest in EBITDA of certain operations (4)	(17,622)	(14,852)

Adjusted EBITDA (3)	$238,509	$207,733
Cash paid for interest (net)	(18,047)	(12,444)
Capital expenditures (net of property insurance recoveries)	(2,788)	(6,796)
Cash taxes	(1,787)	(1,171)

Free Cash Flow (5)	$215,887	$187,322

The following table sets forth a reconciliation of net income (loss) to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Four Months Ended	Five Months Ended	Nine Months Ended
	April 30,	September 30,	September 30,
	2010	2010	2010	2009
	Predecessor	Successor	Combined	Predecessor

Net income (loss)	$548,949	$180,566	$729,515	$(78,566)
(Income) loss from discontinued operations	(9,759)	615	(9,144)	1,543
Income tax expense	60,620	8,543	69,163	5,214
Restructure costs	—	31,462	31,462	—
Reorganization items, net	(767,445)	4,970	(762,475)	85,763
Other (income) expense, net	(802)	1,322	520	18,092
Net (loss) on debt extinguishment	—	957	957	—
Equity in (income) loss from operations of partnerships	(594)	1,029	435	(2,170)
Interest expense (net)	74,134	34,488	108,622	90,518
Loss on disposal of assets	1,923	5,466	7,389	5,455
Amortization	302	7,523	7,825	687
Depreciation	45,373	66,508	111,881	104,136
Stock-based compensation	718	5,221	5,939	1,962
Impact of Fresh Start valuation adjustments (2)	—	3,134	3,134	—

Modified EBITDA (3)	(46,581)	351,804	305,223	232,634
Third party interest in EBITDA of certain operations (4)	2,745	(34,727)	(31,982)	(28,002)

Adjusted EBITDA (3)	$(43,836)	$317,077	$273,241	$204,632
Cash paid for interest (net)	(35,754)	(18,756)	(54,510)	(75,364)
Capital expenditures (net of property insurance recoveries)	(37,125)	(23,905)	(61,030)	(73,174)
Cash taxes	(4,005)	(3,066)	(7,071)	(4,091)

Free Cash Flow (5)	$(120,720)	$271,350	$150,630	$52,003

NOTES

(1)	Revenues and expenses of international operations are converted into U.S. dollars on an average basis as provided by GAAP.

(2)

Amounts recorded as valuation adjustments and included in reorganization items for the month of April 2010 that would have been included in Modified EBITDA and Adjusted EBITDA, had fresh start reporting not been applied. Balance consists primarily of an insurance claim received after emergence from bankruptcy that was recorded at its fair value as a contingent asset for fresh start reporting.

(3)

“Adjusted EBITDA”, a non-GAAP measure, is defined as the Company’s consolidated income (loss) from continuing operations: (i) excluding the cumulative effect of changes in accounting principles, fresh start accounting valuation adjustments, discontinued operations, income tax expense or benefit, reorganization items, restructure costs, other income or expense, gain or loss on early extinguishment of debt, equity in operations of partnerships, interest expense (net), amortization, depreciation, stock-based compensation, gain or loss on disposal of assets, interests of third parties in the Adjusted EBITDA of properties that are less than wholly owned by the Company (consisting of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and Six Flags Great Escape Lodge & Indoor Waterpark, and (ii) plus the Company’s share of the Adjusted EBITDA of dick clark productions, inc. The Company believes that Adjusted EBITDA provides useful information to investors regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that Adjusted EBITDA is useful to investors, equity analysts and rating agencies as a measure of the Company’s performance. The Company uses Adjusted EBITDA in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources. In addition, Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in the Company’s secured credit facilities, except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to the Company in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation. Adjusted EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance. Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies.

“Modified EBITDA”, a non-GAAP measure, is defined as Adjusted EBITDA plus the interests of third parties in the Adjusted EBITDA of the properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta, Six Flags Over Texas, the Lodge plus the Company’s interest in the Adjusted EBITDA of dick clark productions, inc.). The Company believes that Modified EBITDA is useful in the same manner as Adjusted EBITDA, with the distinction of representing a measure that can be more readily compared to other companies that do not have interests of third parties in any of their properties or equity investments. Modified EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance. Modified EBITDA as defined herein may differ from similarly titled measures presented by other companies.

(4)

Represents interests of third parties in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and the Lodge, plus our interest in the Adjusted EBITDA of dick clark productions, which are less than wholly owned.

(5)

Free Cash Flow, a non-GAAP measure, is defined as Adjusted EBITDA less (i) cash paid for interest expense net of interest income receipts, (ii) capital expenditures net of property insurance recoveries (which includes $8 million of proceeds in the third quarter related to the final settlement of an insurance claim for Six Flags New Orleans), and (iii) cash taxes. The Company has excluded from the definition of Free Cash Flow the $70.3 million in post-petition interest paid to the holders of the Six Flags Operations notes that were extinguished in April 2010 and the deferred financing costs related to the Company’s new debt of $41.8 million incurred in the second quarter of 2010, due to the unusual nature of these items. The Company believes that Free Cash Flow is useful to investors, equity analysts and rating agencies as a performance measure. The Company uses Free Cash Flow in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.